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                                                                       Exhibit 5
                                                                       ---------

               [Letterhead of Vorys, Sater, Seymour and Pease LLP]

                                                                  (614) 464-6400

                                 April 21, 1999

Board of Directors
The Scotts Company
14111 Scottslawn Road
Marysville, OH 43041

Ladies and Gentlemen:

                  We are familiar with the proceedings taken and proposed to be taken by The Scotts Company, an Ohio corporation (the "Company"), in connection with the adoption of an amendment to The Scotts Company 1996 Stock Option Plan, as amended (the "Plan"), to make an additional 2,500,000 common shares, without par value (the "Common Shares"), of the Company available pursuant to the Plan, the granting of options to purchase Common Shares of the Company pursuant to the Plan, and the issuance and sale of Common Shares of the Company upon exercise of options granted and to be granted under the Plan, as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof. The purpose of the Registration Statement is to register the additional 2,500,000 Common Shares reserved for issuance under the Plan pursuant to the provisions of the Securities Act of 1933, as amended (the "1993 Act"), and the rules and regulations promulgated thereunder.

                  In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the Plan; (c) the Company's Amended Articles of Incorporation, as amended; (d) the Company's Regulations, as amended; and (e) certain proceedings of the directors and of the shareholders of the Company. We have also relied upon such representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

                  We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

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Board of Directors
The Scotts Company
April 21, 1999

Page 2

                  Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the additional 2,500,000 Common Shares of the Company to be registered under the Registration Statement have been issued and delivered by the Company, upon the exercise of options granted under the Plan, against payment of the purchase price therefor, in accordance with the terms of the Plan, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

                  Our opinion is limited to the General Corporation Law of Ohio in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

                  Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                         Very truly yours,

                                         /s/ Vorys, Sater, Seymour and Pease LLP

                                         Vorys, Sater, Seymour and Pease LLP

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